REPORT OF INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM
	To the Trustees and Shareholders of
WM Strategic Asset Management
Portfolios, LLC and WM Money Market
Fund
	In planning and performing our audit
of the financial statements of WM
Strategic Asset Management
Portfolios, LLC (including WM
Flexible Income Portfolio, WM
Conservative Balanced Portfolio, WM
Balanced Portfolio, WM Conservative
Growth Portfolio and WM Strategic
Growth Portfolio) (collectively the
"Portfolios")  and WM Money Market
Fund  (the "Fund") for the period
ended October 31, 2004 (on which we
have issued our report dated
December 17, 2004), we considered
their internal control, including
control activities for safeguarding
securities, in order to determine
our auditing procedures for the
purpose of expressing our opinion on
the financial statements and to
comply with the requirements of Form
N-SAR, and not to provide assurance
on the Portfolios' and the Fund's
internal control.
	The management of the Portfolios and
the Fund is responsible for
establishing and maintaining
internal control.  In fulfilling
this responsibility, estimates and
judgments by management are required
to assess the expected benefits and
related costs of controls.
Generally, controls that are
relevant to an audit pertain to the
entity's objective of preparing
financial statements for external
purposes that are fairly presented
in conformity with accounting
principles generally accepted in the
United States of America.  Those
controls include the safeguarding of
assets against unauthorized
acquisition, use, or disposition.
	Because of inherent limitations in
any internal control, misstatements
due to error or fraud may occur and
not be detected.  Also, projections
of any evaluation of internal
control to future periods are
subject to the risk that the
internal control may become
inadequate because of changes in
conditions or the effectiveness of
the design and operation may
deteriorate.
	Our consideration of the Portfolios'
and the Fund's internal control
would not  necessarily disclose all
matters in internal control that
might be material weaknesses under
standards established by the Public
Company Accounting Oversight Board
(United States).  A material
weakness is a condition in which the
design or operation of one or more
of the internal control components
does not reduce to a relatively low
level the risk that misstatements
due to error or fraud in amounts
that would be material in relation
to the financial statements being
audited may occur and not be
detected within a timely period by
employees in the normal course of
performing their assigned functions.
However, we noted no matters
involving the Portfolios' and the
Fund's internal control and their
operation, including controls for
safeguarding securities that we
consider to be material weaknesses,
as defined above as of October 31,
2004.
	This report is intended solely for
the information and use of
management, the Trustees and
Shareholders of the Portfolios and
the Fund and the Securities and
Exchange Commission and is not
intended to be and should not be
used by anyone other than these
specified parties.

	Deloitte & Touche LLP
Boston, Massachusetts
	December 17, 2004